UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021 (October 23, 2020)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported, on October 23, 2020, 1847 Holdings LLC (the “Company”) completed the distribution of 3,325,000 shares of the common stock of 1847 Goedeker Inc. (“1847 Goedeker”) that it held to its shareholders, which constituted all of the shares of 1847 Goedeker held by the Company. The common shareholders of the Company received an aggregate of 2,660,007 shares of the common stock of 1847 Goedeker, which were distributed on a pro rata basis at a ratio of 0.710467618568632 shares of 1847 Goedeker’s common stock for each common share of the Company held on the record date, October 15, 2020, and 1847 Partners LLC, the manager of the Company and the sole holder of its allocation shares, received 664,993 shares of the common stock of 1847 Goedeker, which it then distributed to its members.

As a result of this distribution, 1847 Goedeker is no longer a majority-owned subsidiary of the Company. The distribution therefore resulted in the disposition of the business and assets of 1847 Goedeker.

This Amendment No. 1 to Current Report on Form 8-K/A amends the Form 8-K that the Company filed on October 29, 2020 to include the unaudited pro forma combined financial information as required by Item 9.01(b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma combined financial information giving effect to the distribution is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Unaudited Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: January 8, 2021	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer